UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
October 30, 2009
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation)	001-13305 (Commission File Number)	95-3872914 (IRS Employer Identification Number)

311 Bonnie Circle Corona, California (Address of principal executive offices)	92880 (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 30, 2009, the Company announced the appointment of R. Todd Joyce, to the position of Senior Vice President and Chief Financial Officer of the Company effective as of such date. Mr. Joyce succeeds Mark W. Durand, the Company’s former Chief Financial Officer, who departed from the Company as of October 29, 2009.
     Mr. Joyce, 51, joined Watson in 1997 as Corporate Controller, and was named Vice President, Corporate Controller and Treasurer in 2001. During the period of October 2006 to November 2007, Mr. Joyce served as Interim Principal Financial Officer. He joined Watson from ICN Pharmaceuticals where he served as Vice President of Tax from 1992-1996, and Vice President of Tax and Finance from 1996 until 1997. Prior to ICN, Mr. Joyce served as a Certified Public Accountant for Coopers & Lybrand and Price Waterhouse.
     Mr. Joyce has a BS in Business Administration from University of North Carolina at Chapel Hill, and an MS in Taxation from Golden Gate University.
     The Company has entered into an employment agreement with Mr. Joyce, pursuant to which, among other things:
(i)	it has agreed to pay Mr. Joyce an annual base salary of $425,000;

(ii)	it has agreed to award Mr. Joyce 6,800 shares of restricted stock of the Company as of the Effective Date. These shares will be issued under the Company’s Amended and Restated 2001 Incentive Award Plan and will use the Company’s standard form of restricted stock agreement for executive officers. Fifty percent (50%) of the shares of restricted stock will vest on the second anniversary of the date such shares are awarded to Mr. Joyce and the remaining fifty percent (50%) of the shares of restricted stock will vest on the fourth anniversary of the date such shares are awarded to Mr. Joyce;

(iii)	As of the Effective Date, Mr. Joyce will be eligible to receive an annual cash bonus, at a target level of not less than fifty percent (50%) of his then current base salary, based on the attainment of certain performance goals and the achievement by the Company of its planned financial objectives, all such goals and objectives as approved by the Chief Executive Officer and the Compensation Committee of the Company’s Board of Directors; and

(iv)	Mr. Joyce will continue to be eligible to receive an annual award of restricted stock to be granted on the same date and on substantially the same vesting terms as, the annual restricted stock awards granted to other executive employees of the Company.
     Mr. Joyce’s employment agreement also provides for certain severance payments and benefits in the event that Mr. Joyce’s employment is terminated without cause, he resigns for good reason or he is terminated within 90 days before or 24 months after a change of control of the Company. The foregoing description of the terms of Mr. Joyce’s employment arrangement is qualified in its entirety by Mr. Joyce’s employment agreement with the Company, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The news release announcing Mr. Joyce’s appointment to the position of Senior Vice President and Chief Financial Officer of the Company is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
d.	Exhibit

10.1	Key Employee Agreement entered into as of October 30, 2009 by and between R. Todd Joyce and the Company.
99.1	News Release titled “Watson Names R. Todd Joyce Chief Financial Officer; Succeeds Mark W. Durand” dated October 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2009.	WATSON PHARMACEUTICALS, INC.
	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary